SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 4, 2001
                                                           ------------


                                   NELX, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)

======================================== ===================================== =====================================
                Kansas                                 0-21210                              84-092235
                ------                                 -------                              ---------
---------------------------------------- ------------------------------------- -------------------------------------
    (State or other jurisdiction of            (Commission File Number)         (IRS Employer Identification No.)
            incorporation)
======================================== ===================================== =====================================


               300 Summers Street, Suite 970, Charleston WV 25301
                     --------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (304) 343-8171
                                                           --------------

     This Current Report on Form 8-K/A (this "Amendment") amends the Current Report on Form 8-K (the "Original Form 8-K") filed by NELX, Inc., Kansas corporation (the "Company"), on June 4, 2001. The sole purpose of this Amendment is to amend and restate Item 7 of the Original Form 8-K to read in its entirety as set forth below.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(a)       FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
                                                                                                             PAGE
                                                                                                             ----
         FS INVESTMENTS, INC.
         -------------------
         Independent Auditors' Report                                                                         A-1
         Consolidated Balance Sheet-December 31, 2000                                                         A-2
         Consolidated Statement of Operations - Years ended December 31, 2000 and 1999                        A-3
         Consolidated Statement of Cash Flows - Years ended December 31, 2000 and 1999                        A-4
         Consolidated Statement of Changes in Stockholders' Equity (Deficit)-
               Years ended December 31, 2000 and 1999                                                         A-5
         Notes to Consolidated Financial Statements                                                           A-6

         JACOBS & COMPANY
         ----------------
         Independent Auditors' Report                                                                         B-1
         Balance Sheet - December 31, 2000                                                                    B-2
         Statement of Operations - Years Ended December 31, 2000 and 1999                                     B-3
         Statement of Cash Flows - Years Ended December 31, 2000 and 1999                                     B-4
         Statement of Changes in Stockholder's Equity (Deficit) - Years Ended                                 B-5
              December 31, 2000 and 1999
         Notes to Financial Statements                                                                        B-6

         FS INVESTMENTS, INC. (UNAUDITED)
         ---------------------------------
         Condensed Consolidated Balance Sheet - March 31, 2001                                                C-1
         Condensed Consolidated Statement of Operations - Three Months Ended March 31, 2001 and 2000          C-2
         Condensed Consolidated Statement of Cash Flows - Three Months Ended March 31, 2001 and 2000          C-3
         Note to Condensed Consolidated Financial Statements                                                  C-4

         JACOBS & COMPANY (UNAUDITED)
         ----------------------------
         Condensed Balance Sheet - March 31, 2001                                                             D-1
         Condensed Statement of Operations - Three Months Ended March 31, 2001 and 2000                       D-2
         Condensed Statement of Cash Flows - Three Months Ended March 31, 2001 and 2000                       D-3
         Note to Condensed Financial Statements                                                               D-4


(b)      PRO FORMA FINANCIAL INFORMATION.

         PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)
         -------------------------------------------
         Unaudited Summary Pro Forma Combined Condensed Financial Information                                 E-1
         Pro Forma Combined Condensed Statement of Operations -  Year Ended May 28, 2001                      E-2
         Pro Forma Combined Condensed Balance Sheet - May 28, 2001                                            E-2
         Notes to Unaudited Pro Forma Combined Condensed Financial Statements                                 E-3



                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
FS Investments, Inc.
Charleston, West Virginia

We have audited the accompanying consolidated balance sheet of FS Investments, Inc. and subsidiary as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FS Investments, Inc. and subsidiary at December 31, 2000, and the results of its operations and its cash flows for the two years then ended, in conformity with generally accepted accounting principles.

OATLEY & HANSEN, P.C.

/s/Oatley & Hansen, P.C.

Greenwood Village, Colorado
July 19, 2001

                              FS INVESTMENTS, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000
ASSETS
Current Assets
Cash                                                                 $    2,147
Accounts receivable                                                       3,250
                                                                      ----------
Total Current Assets                                                      5,397
                                                                      ----------

Other Assets
Advances to officer                                                     300,852
Advances to Jacobs & Company                                             28,200
                                                                      ----------
                                                                        329,052

Total Assets                                                         $  334,449
                                                                      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Notes payable                                                        $  210,000
Convertible notes payable                                               552,500
Accounts payable                                                        139,769
Accrued interest payable                                                 15,202
                                                                     -----------
Total Current Liabilities                                               917,471
                                                                     -----------

Stockholders' Equity (Deficit)
Preferred stock $10 par value; 100,000 shares authorized,
  none issued                                                                 -
Common stock $1 par value; 500,000 shares authorized,
  162,819.53 shares issued and outstanding                              162,820
Additional paid-in capital                                              454,180
Accumulated (deficit)                                                (1,200,022)
                                                                     -----------

Total Stockholders' Equity (Deficit)                                   (583,022)
                                                                     -----------


Total Liabilities and Stockholders' Equity (Deficit)                 $  334,449
                                                                     ===========

                             See accompanying notes.

                                      FS INVESTMENTS, INC.
                              CONSOLIDATED STATEMENT OF OPERATIONS
                             YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                     2000               1999
                                                        ------------------  -----------------

REVENUES                                                       $   12,091         $  11,239
                                                                ----------         ---------

OPERATING EXPENSES

General and administrative                                        155,788           138,328
                                                                ----------         ---------

OPERATING LOSS                                                   (143,697)         (127,089)
                                                                ---------          ---------

OTHER EXPENSES

Costs attributable to unconsummated acquisitions                 (221,105)                -
Interest expense                                                  (36,485)           (7,475)
                                                                ----------         ---------
                                                                 (257,590)           (7,475)
                                                                ----------         ---------


NET INCOME (LOSS)                                              $ (401,287)       $ (134,564)
                                                               ===========        ==========

                                    See accompanying notes.

                                      FS INVESTMENTS, INC.
                              CONSOLIDATED STATEMENT OF CASH FLOWS
                             YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                     2000               1999
                                                        ------------------  -----------------
Cash Flows from Operating Activities:
Net (loss)                                                     $ (401,287)        $ (134,564)
Salary imputed to officer                                          60,000             60,000
Changes in assets and liabilities:
Decrease (increase) in accounts receivable                         10,918            (10,180)
Increase in accounts payable and accrued liabilities               96,857             10,788
                                                                ----------          ---------

Net Cash Used by Operating Activities                            (233,512)           (73,956)
                                                                ----------          ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from (to) officer                                       (430,200)            70,731
Advances from (to) Jacobs & Company                               (57,309)             6,163
Proceeds from issuance of notes payable                           210,000                  -
Repayment of notes payable                                        (17,410)           (28,039)
Proceeds from issuance of convertible notes payable               527,500             25,000
                                                                ----------          ---------

Net Cash Provided by Financing Activities                         232,581             73,855
                                                                ----------          ---------

Increase (Decrease) in Cash and Cash Equivalents                     (931)              (101)

Cash and Cash Equivalents - Beginning of Year                       3,078              3,179
                                                                ----------          ---------

Cash and Cash Equivalents - End of Year                        $    2,147         $    3,078
                                                                ==========          =========

Supplemental disclosure:
Cash paid for interest                                         $   21,283         $    7,475


                                    See accompanying notes.
                                              A-4

                                             FS INVESTMENTS, INC.
                       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                         YEARS ENDED 31, 2000 AND 1999

                                                     Common Stock                Additional
                                                     -------------               Paid-In         Accumulated
                                                 Shares          Amount          Capital         (Deficit)
                                                 ----------      ---------       ----------     --------------

 December 31, 1998                                  162,820      $ 162,820        $ 334,180        $ (664,171)

        Net (loss)                                        -              -                -          (134,564)

       Salary imputed to officer                          -              -           60,000                 -
                                                   --------     ----------       ----------       ------------

 December 31, 1999                                  162,820        162,820          394,180          (798,735)

        Net (loss)                                        -              -                -          (401,287)

       Salary imputed to officer                          -              -           60,000                 -
                                                   --------     ----------       ----------       ------------

 December 31, 2000                                  162,820      $ 162,820        $ 454,180       $(1,200,022)
                                                   ========     ==========       ==========       ============





                                            See accompanying notes.

FS INVESTMENTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

FS Investments, Inc. ("FSI" or the "Company"), a West Virginia corporation formed in 1997, was organized to develop surety business through the formation or acquisition of subsidiaries engaged in the issuance or placement of surety bonds collateralized by investment accounts that are professionally managed by an affiliated company, Jacobs & Company. On May 29, 2001, the Company merged with NELX, Inc. ("NELX" - Note 10).

The Company's revenue is derived principally from the placement of surety bonds for clients with insurance companies. It specializes in coal reclamation bonds in West Virginia, Kentucky and surrounding states.

PRINCIPLES OF CONSOLIDATION

The  consolidated  financial  statements  include  the  accounts  of FSI and its
wholly-owned   subsidiary,   Triangle   Surety  Agency,   Inc.  All  significant
intercompany transactions have been eliminated.

REVENUE RECOGNITION

Fees for services are based on commissions earned, as a percentage of the premium charged on bonds placed, which is recorded as revenue upon the issuance or effective renewal date of the surety bonds. The Company is not responsible for any significant continuing services subsequent to the issuance or renewal of the bond.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Management believes that substantially all accounts receivable are collectible, and therefore has not established an allowance for estimated uncollectible accounts.

INCOME TAXES

The Company accounts for deferred income taxes in accordance with the liability method as required by SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at the end of each period, based on enacted laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the expected realizable amount. The provision (benefit) for income taxes consists of the current tax provision (benefit) and the change during the period in deferred tax assets and liabilities. Any liability for actual taxes to taxing authorities is recorded as income tax liability.

CASH EQUIVALENTS

For the purpose of reporting cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase. On occasion, the Company has cash in banks in excess of federally insured amounts.

FS INVESTMENTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

EFFECT OF NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB"), issued Statement of Financial Accounting Standards No. 133; "Accounting for Derivative Instruments and Hedging Activities," ("SFAS No. 133"). SFAS No. 133 (as amended by SFAS No. 137) requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. The Company does not presently enter into any transactions involving derivative financial instruments and, does not anticipate the new standard will have any effect on its financial statements for the foreseeable future.

In March 2000, the FASB issued Financial Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion 25." Interpretation No. 44 is effective July 1, 2000. Interpretation No. 44 clarifies the application of Accounting Principles Board ("APB") Opinion 25 for various matters, specifically: the criteria for determining whether a plan qualifies as a non-compensatory plan; the accounting consequence of various modifications to the terms of a previously fixed stock option or award; and the accounting for an exchange of stock compensation awards in a business combination. Management does not believe that the adoption of Interpretation No. 44 will have any impact on its financial position or results of operations.

In March 2000, the FASB's Emerging Issues Task Force ("EITF") reached a consensus on EITF 00-2, "Accounting for Web Site Development Costs." EITF 00-2 discusses how an entity should account for costs incurred to develop a web site. The EITF is effective in the first quarter of fiscal 2001. Management does not believe that the adoption of EITF 00-2 will have a material impact on the Company's financial position or results of operations.

In December 1999, The Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition in Financial Statements." The SAB summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC issued SAB 101B, which delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company believes that its revenue recognition practices are in conformity with the guidelines in SAB 101, as revised.

NOTE 2.  RELATED PARTY TRANSACTIONS

The Company sub-leases an office in Charleston on an informal basis from Jacobs & Company. The president of the Company is also the sole stockholder and principal officer of Jacobs & Company. In addition to rent, Jacobs & Company allocates the cost of clerical services, equipment rental and supplies. Rent is allocated fifty percent to FSI. During the year ended December 31, 2000 and 1999, costs allocated to FSI by Jacobs & Company were $100,452 and $34,344, respectively. Also, as of December 31, 2000, Jacobs & Company owed the Company $28,200 for advances to fund operating expenses.

FS INVESTMENTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.  NOTES PAYABLE

Notes payable include the following as of December 31, 2000:

     Notes payable, convertible until July 31, 2001, interest at the prime rate except for $25,000 which is at 10%, $102,500 unsecured and the balance guaranteed by the Company's president. On May 29, 2001, $477,500 converted to common stock of the Company (Note 10); the remaining notes, totaling $75,000 are payable monthly over a five-year period.
                                                                    $ 552,500

     Demand notes payable, unsecured, interest rate
     approximating 10%, repaid in May 2001.                           210,000
                                                                      -------
                                                                    $ 762,500
                                                                      =======

Future maturities of notes payable as of December 31, 2000, including $477,500 of notes converted to Company common stock in May 2001, are as follows:

                                                            2001    $ 694,764
                                                            2002       13,361
                                                            2003       14,441
                                                            2004       15,613
                                                            2005       16,885
                                                            2006        7,436
                                                                   ----------
                                                                    $ 762,500
                                                                   ==========

NOTE 4.  STOCKHOLDERS' EQUITY

During 2000 and 1999, salary of $60,000 was imputed for services of the president of the Company.

NOTE 5.  FINANCIAL INSTRUMENTS

FAIR VALUE

The carrying amount reported in the balance sheet for cash, accounts receivable, advances to related parties, notes payable, accounts payable and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

CONCENTRATION OF CREDIT RISK

Statement of Financial Accounting Standards No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial
Instruments with Concentrations of Credit Risk", requires disclosure of significant concentration of credit risk regardless of the degree of such risk.

The Company transacts its business with one financial institution. The amount on deposit in that financial institution did not exceed the $100,000 federally insured limit at December 31, 2000. Management believes that the financial institution is financially sound.

FS INVESTMENTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.  SEGMENT REPORTING

The Company has one reportable segment, surety bond brokerage. All revenues and assets of the Company are attributable to this segment.

NOTE 7.  COMPREHENSIVE INCOME

There  are  no  adjustments   necessary  to  net  income  as  presented  in  the
accompanying   statement  of  operations  to  derive   comprehensive  income  in
accordance with SFAS No. 130, "Reporting Comprehensive Income."

NOTE 8.  INCOME TAXES

There is no current or deferred tax expense for the period from December 30, 1997 (inception) to December 31, 2000 due to net losses from operations.

Deferred income tax assets and liabilities are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. Deferred income tax assets are recorded to reflect the tax consequences on future years of income tax carryforward benefits, reduced by valuation allowance for future benefit amounts not expected to be realized by the Company.

At December 31, 2000, the Company's net deferred income tax asset is comprised of the following:

         Net operating loss benefit carryforward                       $ 33,400
         Valuation allowance for the deferred tax asset                 (33,400)
         Net deferred income tax asset                                        -

As of December 31, 2000, the Company had an operating loss carryforward of approximately $220,000. The operating loss carryforward expires beginning in 2017.

NOTE 9.  BUSINESS ACQUISITIONS AND CONTINGENCY

During 2000, the Company pursued acquisition targets in Kentucky and Ohio. Both transactions were not completed, and accordingly, the Company has expensed all related costs, approximately $221,000.

Prior to the closing of the Kentucky transaction, while awaiting regulatory approval, the sellers refused to go forward with the transaction. The Company has brought a cause of action in the United States District Court for the Eastern District of Kentucky for breach of contract seeking damages. The defendant has filed a counterclaim against the Company for fraud in the inducement, which the Company has denied and intends to vigorously defend. This civil action is presently in the early stages of discovery. Litigation is subject to many uncertainties and the outcome of this dispute cannot be predicted with any certainty.

FS INVESTMENTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10.  EVENTS SUBSEQUENT TO DECEMBER 31, 2000

Through April 2001, $325,000 of convertible notes payable were issued, which subsequently were converted to FSI common stock in addition to $477,500 of convertible notes outstanding at December 31, 2000.

On May 29, 2001, the Company merged with a subsidiary of NELX, a public company. In the transaction, the Company survived as a subsidiary of NELX and 50 million shares of NELX common stock were issued to the Company's stockholders for all of the previously outstanding common stock of FSI. At the same time, Jacobs & Company ("Jacobs") merged with a second subsidiary of NELX. In the transaction, Jacobs survived as a subsidiary of NELX and 25 million shares of NELX common stock were issued to Jacobs' shareholder and certain security holders. As a result of the mergers, the former stockholders of the Company own approximately 41.4% of the common stock of NELX, and the former shareholder and security holders of Jacobs own approximately 20.7% of the common stock of NELX. For accounting purposes, the mergers will be recorded as a recapitalization effected by a reverse acquisition whereby NELX will be treated as the acquiree. Since NELX is predominantly a non-operating shell, the transaction under purchase accounting will not recognize goodwill.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Jacobs & Company
Charleston, West Virginia

We have audited the accompanying balance sheet of Jacobs & Company as of December 31, 2000, and the related statements of operations, stockholder's equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jacobs & Company at December 31, 2000, and the results of its operations and its cash flows for the two years then ended, in conformity with generally accepted accounting principles.

OATLEY & HANSEN, P.C.

/s/Oatley & Hansen, P.C.

Greenwood Village, Colorado
July 19, 2001

                                JACOBS & COMPANY
                                  BALANCE SHEET
                                DECEMBER 31, 2000
ASSETS
Current Assets
Cash                                                                $       100
Accounts receivable                                                      63,436
Prepaid expenses                                                          7,663
                                                                      ----------

Total Current Assets                                                     71,199

Furniture and Equipment, less accumulated depreciation of $68,545        14,189
                                                                      ----------

Total Assets                                                        $    85,388
                                                                      ==========

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current Liabilities
Advances from shareholder                                           $ 1,723,784
Demand note payable, unsecured                                           15,000
Accounts payable                                                         40,098
Accrued payroll taxes and other                                          22,504
Payable to Triangle Surety Agency, Inc.                                  28,200
                                                                      ----------

Total Current Liabilities                                             1,829,586
                                                                      ----------

Stockholder's Equity (Deficit)
Common stock $10 par value; 1,000 shares authorized,
  250 shares issued and outstanding                                       2,500
Additional paid-in capital                                              142,500
Accumulated (deficit)                                                (1,889,198)
                                                                      ----------

Total Stockholder's Equity (Deficit)                                 (1,744,198)
                                                                      ----------


Total Liabilities and Stockholder's Equity (Deficit)                $    85,388
                                                                      ==========


                             See accompanying notes.


                                            JACOBS & COMPANY
                                         STATEMENT OF OPERATIONS
                                 YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                            2000               1999
                                                                  ------------------  -----------------

REVENUES                                                                $  268,494          $ 302,644
                                                                         ----------         ---------

OPERATING EXPENSES
General and administrative                                                 245,311            249,062
Depreciation                                                                 3,658             17,119
                                                                         ----------         ---------

                                                                           248,969            266,181
                                                                         ----------         ---------

OPERATING INCOME                                                            19,525             36,463

INTEREST EXPENSE                                                          (139,857)           (87,429)
                                                                         ----------         ----------

NET INCOME (LOSS)                                                       $ (120,332)         $ (50,966)
                                                                         ==========         ==========


                                        See accompanying notes.
                                                  B-3



                                            JACOBS & COMPANY
                                         STATEMENT OF CASH FLOWS
                                 YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                               2000               1999
                                                                  ------------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)                                                               $ (120,332)         $ (50,966)
Depreciation                                                                  3,658             17,119
Salary imputed to shareholder                                                60,000             60,000
Changes in assets and liabilities:
Decrease in accounts receivable                                              11,856              5,780
Decrease (increase) in prepaid expenses                                      (4,436)             1,195
Increase (decrease) in accounts payable and accrued liabilities             (31,830)            60,331
                                                                           ---------         ----------

Net Cash Used by Operating Activities                                       (81,084)            93,459
                                                                           ---------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase furniture and equipment                                            (16,980)           (16,004)
                                                                           ---------         ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from shareholder, net                                              186,410             83,135
Advances from (to) Triangle Surety Agency, Inc.                              57,382             (6,236)
Payments on note payable                                                     (1,644)            (9,314)
Distributions to shareholder                                               (144,084)          (145,040)
                                                                           ---------         ----------

Net Cash Provided by Financing Activities                                    98,064            (77,455)
                                                                           ---------         ----------

Increase in Cash and Cash Equivalents                                             -                  -

Cash and Cash Equivalents - Beginning of Year                                   100                100
                                                                           --------          ----------

Cash and Cash Equivalents - End of Year                                  $      100          $     100
                                                                           ========          ==========
Supplemental disclosure:
Cash paid for interest                                                   $  139,857          $  87,429


                                        See accompanying notes.

                                                JACOBS & COMPANY
                             STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
                                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                          Common Stock            Additional
                                                          -------------             Paid-In         Accumulated
                                                     Shares           Amount        Capital          (Deficit)
                                                    --------       ----------      ---------        ----------

 December 31, 1998                                      250        $ 2,500        $  22,500       $(1,428,776)

        Net (loss)                                        -              -                -           (50,966)

       Salary imputed to shareholder                      -              -           60,000                 -

       Distributions to shareholder                       -              -                -          (145,040)
                                                    -------       --------         --------        -----------

 December 31, 1999                                      250          2,500           82,500        (1,624,782)

        Net (loss)                                        -              -                -          (120,332)

       Salary imputed to shareholder                      -              -           60,000                 -

       Distributions to shareholder                       -              -                -          (144,084)
                                                   --------       --------       ----------       ------------

 December 31, 2000                                      250        $ 2,500        $ 142,500       $(1,889,198)
                                                   ========       ========       ==========       ============

                                            See accompanying notes.
                                                      B-5

JACOBS & COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE 1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Jacobs & Company (the "Company"), a West Virginia corporation formed in 1988, is a registered investment advisory and financial planning firm located in Charleston, West Virginia, and is wholly owned by John M. Jacobs, that has elected to be taxed as a small business corporation under Subchapter S of the Internal Revenue Code. On May 29, 2001, the Company merged with NELX, Inc. ("NELX" - Note 9).

The Company provides fee based investment advisory services to individuals, corporations, trusts, and other entities located in West Virginia and the eastern United States.

REVENUE RECOGNITION

Fees for service are accrued based on the market value of assets under management for each client.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Management believes that substantially all accounts receivable are collectible, and therefore has not established an allowance for estimated uncollectible accounts.

FURNITURE AND EQUIPMENT

Property and equipment represents the cost of office furniture and equipment. Maintenance and repairs are charged to operations when incurred. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations. The cost of property and equipment is depreciated over the estimated useful lives of the related assets, ranging from three to seven years, using the double-declining balance method. Depreciation expense charged to operations was $3,658 and $17,119 for the years ended December 31, 2000 and 1999, respectively.

INCOME TAXES

The taxable income or loss of an S Corporation is passed through to its shareholders without being taxed at the entity level. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

CASH EQUIVALENTS

For the purpose of reporting cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase. On occasion, the Company has cash in banks in excess of federally insured amounts.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

JACOBS & COMPANY
NOTES TO FINANCIAL STATEMENTS

EFFECT OF NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB"), issued Statement of Financial Accounting Standards No. 133; "Accounting for Derivative Instruments and Hedging Activities," ("SFAS No. 133"). SFAS No. 133 (as amended by SFAS No. 137) requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. The Company does not presently enter into any transactions involving derivative financial instruments and, does not anticipate the new standard will have any effect on its financial statements for the foreseeable future.

In March 2000, the FASB issued Financial Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion 25." Interpretation No. 44 is effective July 1, 2000. Interpretation No. 44 clarifies the application of Accounting Principles Board ("APB") Opinion 25 for various matters, specifically: the criteria for determining whether a plan qualifies as a non-compensatory plan; the accounting consequence of various modifications to the terms of a previously fixed stock option or award; and the accounting for an exchange of stock compensation awards in a business combination. Management does not believe that the adoption of Interpretation No. 44 will have any impact on its financial position or results of operations.

In March 2000, the FASB's Emerging Issues Task Force ("EITF") reached a consensus on EITF 00-2, "Accounting for Web Site Development Costs." EITF 00-2 discusses how an entity should account for costs incurred to develop a web site. The EITF is effective in the first quarter of fiscal 2001. Management does not believe that the adoption of EITF 00-2 will have a material impact on the Company's financial position or results of operations.

In December 1999, The Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition in Financial Statements." The SAB summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC issued SAB 101B, which delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company believes that its revenue recognition practices are in conformity with the guidelines in SAB 101, as revised.

NOTE 2.  RELATED PARTY TRANSACTIONS

The Company leases an office in Charleston, which is shared with FS Investments, Inc. ("FSI") and its wholly owned subsidiary, Triangle Surety Agency, Inc. ("Triangle"). The shareholder of the Company is also a shareholder and principal officer of FSI and Triangle. In addition to rent, the Company allocates the cost of clerical services, equipment rental and supplies. Rent is allocated fifty percent to FSI. During the year ended December 31, 2000 and 1999, costs allocated to FSI and Triangle by the Company were $100,452 and $34,344, respectively. As of December 31, 2000, the Company owed Triangle $28,200 for advances to fund operating expenses.

JACOBS & COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE 3.  ADVANCES FROM SHAREHOLDER

Since the Company's inception in 1988 through December 31, 2000, the shareholder of the Company has advanced a total of $1,723,784 for operating expenses. The source of funding the advances originated with obligations incurred by the shareholder with third parties. These advances are unsecured with interest rates approximating the prime bank lending rate. On May 28, 2001, certain of these third party obligations were assumed by the Company in exchange for repayment of the debt owed the shareholder. In connection with the merger with NELX (Note 9), the third party obligors ("security holders") converted debt to common stock. Of the remaining shareholder debt, $434,626 is scheduled to be repaid by June 30, 2001, with $500,000 being amortized at varying payments over a 6 year period at varying interest rates that currently approximate 9.75%.

Future maturities of advances to shareholder as of December 31, 2000, including amounts converted to NELX common stock in May 2001, are as follows:

                                   2001         $ 1,365,120
                                   2002             203,647
                                   2003             104,526
                                   2004              34,622
                                   2005              11,688
                                   2006               4,181
                                                 ----------
                                                $ 1,723,784
                                                 ==========

NOTE 4.  LEASE COMMITMENTS

The Company is obligated under a lease agreement for a Charleston office suite through July 2002, currently at $2,124 per month; it also leases certain office equipment with combined monthly payments of $663. During 2000 and 1999, the rental expense for these operating leases was $32,709 and $31,675, respectively, of which approximately fifty percent was allocated to FSI (Note 2).

Minimum future lease payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2000 are:

                                   2001       $33,721
                                   2002        20,699
                                   2003         7,955
                                   2004         7,955
                                   2005         7,955
                                   2006           501



NOTE 5.  STOCKHOLDER'S EQUITY

During 2000 and 1999, salary of $60,000 was imputed for services of the sole shareholder and principal officer.

JACOBS & COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE 6.  FINANCIAL INSTRUMENTS

FAIR VALUE

The carrying amount reported in the balance sheet for cash, accounts receivable, prepaid expenses, advances from shareholder, note payable, accounts payable and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

CONCENTRATION OF CREDIT RISK

Statement of Financial Accounting Standards No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial
Instruments with Concentrations of Credit Risk", requires disclosure of significant concentration of credit risk regardless of the degree of such risk.

The Company transacts its business with one financial institution. The amount on deposit in that financial institution did not exceed the $100,000 federally insured limit at December 31, 2000. Management believes that the financial institution is financially sound.

NOTE 7.  SEGMENT REPORTING

The Company has one reportable segment, investment advisory services. All revenues and assets of the Company are attributable to this segment.

NOTE 8.  COMPREHENSIVE INCOME

There  are  no  adjustments   necessary  to  net  income  as  presented  in  the
accompanying   statements  of  operations  to  derive  comprehensive  income  in accordance with SFAS No. 130, "Reporting Comprehensive Income."

NOTE 9.  EVENTS SUBSEQUENT TO DECEMBER 31, 2000

On May 29, 2001, the Company merged with a subsidiary of NELX, a public company. In the transaction, the Company survived as a subsidiary of NELX and 25 million shares of NELX common stock were issued to the Company's shareholder and certain security holders for all of the previously outstanding common stock of Jacobs & Company. At the same time, FS Investments, Inc. ("FSI") merged with a second subsidiary of NELX. In the transaction FSI survived as a subsidiary of NELX and 50 million shares of NELX common stock were issued to FSI's stockholders. As a result of the mergers, the former shareholder and security holders of the Company own approximately 20.7% of the common stock of NELX, and the former stockholders of FSI own approximately 41.4% of the common stock of NELX. For accounting purposes, the mergers will be recorded as a recapitalization effected by a reverse acquisition whereby NELX will be treated as the acquiree. Since NELX is predominantly a non-operating shell, the transaction under purchase accounting will not recognize goodwill.

                              FS INVESTMENTS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 2001
                                   (Unaudited)
ASSETS

Current Assets
Cash                                                                $     1,227
Accounts receivable                                                       2,142
                                                                    ------------

Total Current Assets                                                      3,369
                                                                    ------------

Other Assets
Advances to officer                                                     425,652
Advances to Jacobs & Company                                             87,297
                                                                    ------------
                                                                        512,949

Total Assets                                                        $   516,318
                                                                    ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Notes payable                                                       $   210,000
Convertible notes payable                                               802,500
Accounts payable                                                        121,312
Accrued interest payable                                                 16,163
                                                                    ------------

Total Current Liabilities                                             1,149,975
                                                                    ------------

Stockholders' Equity (Deficit)
Preferred stock $10 par value; 100,000 shares authorized,
  none issued                                                                 -
Common stock $1 par value; 500,000 shares authorized,
  162,819.53 shares issued and outstanding                              162,820
Additional paid-in capital                                              469,180
Accumulated (deficit)                                                (1,265,657)
                                                                    ------------

Total Stockholders' Equity (Deficit)                                   (633,657)
                                                                    ------------


Total Liabilities and Stockholders' Equity (Deficit)                $   516,318
                                                                    ============

                             See accompanying note.
                                       C-1

                                     FS INVESTMENTS, INC.
                        CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                         (Unaudited)
                                                                     2001               2000
                                                        ------------------  -----------------

REVENUES                                                       $   4,424          $   3,445
                                                                 --------           --------

OPERATING EXPENSES

General and administrative                                        52,180             34,249
                                                                 --------           --------

OPERATING LOSS                                                   (47,756)           (30,804)
                                                                 --------           --------

OTHER EXPENSES
Costs attributable to unconsummated acquisitions                       -            (10,250)
Interest expense                                                 (17,878)            (3,282)
                                                                 --------           --------
                                                                 (17,878)           (13,532)
                                                                 --------           --------


NET INCOME (LOSS)                                              $ (65,634)         $ (44,336)
                                                                =========          =========

                                   See accompanying note.
                                             C-2


                                    FS INVESTMENTS, INC.
                       CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                         THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                         (Unaudited)

                                                                     2001               2000
                                                        ------------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)                                                      $ (65,634)         $ (44,336)
Salary imputed to officer                                          15,000             15,000
Changes in assets and liabilities:
Decrease (increase) in accounts receivable                          1,108             (1,500)
Decrease in accounts payable and accrued liabilities              (17,496)            (7,818)
                                                                 ---------          ---------

Net Cash Used by Operating Activities                             (67,022)           (38,654)
                                                                 ---------          ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances to officer                                              (124,800)          (115,425)
Advances from (to) Jacobs & Company                               (59,098)             9,232
Repayment of notes payable                                              -             (7,357)
Proceeds from issuance of convertible notes payable               250,000            165,000
                                                                 ---------          ---------

Net Cash Provided by Financing Activities                          66,102             51,450
                                                                 ---------          ---------

Increase (Decrease) in Cash and Cash Equivalents                     (920)            12,796

Cash and Cash Equivalents - Beginning of Period                     2,147              3,078
                                                                 ---------          ---------

Cash and Cash Equivalents - End of Period                       $   1,227          $  15,874
                                                                 =========          =========

Supplemental disclosure:
Cash paid for interest                                          $  15,202          $     808



                                  See accompanying note.
                                            C-3

FS INVESTMENTS, INC.
NOTE TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


Note A - Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of FS Investments, Inc. and its wholly owned subsidiary, Triangle Surety Agency, Inc. (collectively, "the Company") were prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial condition for the periods presented have been included. Such adjustments are of a normal recurring nature. The results of operations for the three months ended March 31, 2001, are not necessarily indicative of the results of operations that can be expected for the year ending December 31, 2001. For further information, refer to the Company's audited consolidated financial statements and footnotes thereto included in Item 7. (a) of the Current Report on Form 8-K of NELX, Inc. on June 4, 2001, as amended.

                                JACOBS & COMPANY
                             CONDENSED BALANCE SHEET
                                 March 31, 2001
                                   (Unaudited)
ASSETS

Current Assets
Cash                                                                $       601
Accounts receivable                                                      68,406
Prepaid expenses                                                          7,472
                                                                      ----------

Total Current Assets                                                     76,479

Furniture and Equipment, less accumulated depreciation of $69,412        13,322
                                                                      ----------

Total Assets                                                        $    89,801
                                                                      ==========

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current Liabilities
Advances from shareholder                                           $ 1,744,461
Demand note payable, unsecured                                           10,000
Accounts payable                                                         51,311
Accrued payroll taxes and other                                          44,526
Payable to FS Investments, Inc.                                          87,297
                                                                     -----------

Total Current Liabilities                                             1,937,595
                                                                     -----------

Stockholder's Equity (Deficit)
Common stock $10 par value; 1,000 shares authorized,
  250 shares issued and outstanding                                       2,500
Additional paid-in capital                                              157,500
Accumulated (deficit)                                                (2,007,794)
                                                                     -----------

Total Stockholder's Equity (Deficit)                                 (1,847,794)
                                                                     -----------


Total Liabilities and Stockholder's Equity (Deficit)                $    89,801
                                                                     ===========



                             See accompanying note.

                                            JACOBS & COMPANY
                                   CONDENSED STATEMENT OF OPERATIONS
                               THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                               (Unaudited)

                                                                              2001              2000
                                                                  ------------------  -----------------

REVENUES                                                                 $  68,407          $  70,742
                                                                          ---------         ----------

OPERATING EXPENSES
General and administrative                                                  95,297             57,792
Depreciation                                                                   867                914
                                                                          ---------         ----------

                                                                            96,164             58,706
                                                                          ---------         ----------

OPERATING INCOME                                                           (27,757)            12,036

INTEREST EXPENSE                                                           (37,093)           (34,253)
                                                                          ----------        ----------

NET INCOME (LOSS)                                                        $ (64,850)         $ (22,217)
                                                                          ==========        ==========



                                        See accompanying note.

                                            JACOBS & COMPANY
                                  CONDENSED STATEMENT OF CASH FLOWS
                               THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                               (Unaudited)

                                                                               2001               2000
                                                                  ------------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)                                                                $ (64,850)         $ (22,217)
Depreciation                                                                    867                914
Salary imputed to shareholder                                                15,000             15,000
Changes in assets and liabilities:
Decrease (increase) in accounts receivable                                   (4,970)             6,520
Decrease in prepaid expenses                                                    191              1,144
Increase (decrease) in accounts payable and accrued liabilities              33,235             (3,016)
                                                                           ---------           --------

Net Cash Used by Operating Activities                                       (20,527)            (1,655)
                                                                           ---------           --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase furniture and equipment                                                  -             (5,542)
                                                                           ---------           --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from shareholder, net                                               20,677             57,424
Advances from (to)  FS Investments, Inc.                                     59,096            ( 9,231)
Payments on note payable                                                     (5,000)            (1,644)
Distributions to shareholder                                                (53,745)           (39,352)
                                                                           ---------           --------

Net Cash Provided by Financing Activities                                    21,028              7,197
                                                                           ---------           --------

Increase in Cash and Cash Equivalents                                           501                  -

Cash and Cash Equivalents - Beginning of Period                                 100                100
                                                                           ---------           --------

Cash and Cash Equivalents - End of Period                                 $     601          $     100
                                                                           =========           ========

Supplemental disclosure:
Cash paid for interest                                                    $     435          $     413


                                        See accompanying note.
                                                  D-3

JACOBS & COMPANY
NOTE TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Note A - Basis of Presentation

The accompanying unaudited condensed financial statements of Jacobs & Company (the "Company") were prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial condition for the periods presented have been included. Such adjustments are of a normal recurring nature. The results of operations for the three months ended March 31, 2001, are not necessarily indicative of the results of operations that can be expected for the year ending December 31, 2001. For further information, refer to the Company's audited financial statements and footnotes thereto included in Item 7.
(a) of the Current Report on Form 8-K filed by NELX, Inc. on June 4, 2001, as amended.

                           UNAUDITED SUMMARY PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

Our summary unaudited pro forma combined condensed financial information has been derived from the audited and unaudited financial statements included elsewhere in this report. This data is not necessarily indicative of the combined results of operations or financial position that would have occurred if the merger had occurred at the beginning of each period presented or on the dates indicated, nor is it necessarily indicative of our future operating results or financial position. The data set forth below should be read in conjunction with our (audited) financial statements (and unaudited interim financial statements), including the notes thereto, which are included elsewhere in this report.

The accompanying pro forma combined condensed financial statements present the historical financial information of NELX, Inc. ("NELX") as adjusted for the acquisition of FS Investments, Inc. ("FSI"), and Jacobs & Company ("J&C"), pursuant to agreements dated May 18, 2001 which were approved by the respective stockholders on May 29, 2001. In the future, the operations of J&C and FSI's wholly owned subsidiary, Triangle Surety Agency, Inc. will comprise the continuing operations of NELX.

For accounting purposes, the acquisitions will be recorded as a recapitalization effected by a reverse acquisition whereby NELX will be treated as the acquiree. Since NELX is predominantly a non-operating shell, the transaction under purchase accounting will not recognize goodwill.

The accompanying pro forma combined condensed balance sheet presents the historical financial information of NELX as of May 28, 2001, as adjusted for the acquisitions with J&C and FSI. The historical financial information of J&C and FSI also is as of May 28, 2001. The accompanying pro forma combined condensed statement of operations for the year ended May 28, 2001 combines the historical financial information of NELX for the year ended May 28, 2001 with the historical financial information of J&C and FSI for the year ended May 28, 2001, as if the acquisitions had taken place as of the beginning of the fiscal year ended May 28, 2001.

The pro forma combined condensed financial statements have been prepared by management, based on the historical financial statements of NELX, J&C and FSI. These pro forma combined condensed financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.

                                                NELX, INC. AND SUBSIDIARIES
                              UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                                  YEAR ENDED MAY 28, 2001

                                                                                                                      Pro Forma
                                                         NELX            FSI          J & C           ADJUSTMENTS     TOTAL
                                                         ----            ----         -----           -----------     ----------
REVENUES                                             $         -     $   13,000   $ 265,000           $        -       $ 278,000

Operating Expenses                                        29,000        233,000     325,000     2(a)       5,000         592,000
                                                     ------------   ------------ -----------          ----------    ------------
                             OPERATING INCOME            (29,000)      (220,000)    (60,000)              (5,000)       (314,000)

OTHER INCOME AND EXPENSES
Other Nonoperating Income                              1,360,000              -           -     2(b)  (1,360,000)              -
Interest Expense                                               -        (63,000)   (143,000)    2(c)     161,000         (44,000)
Costs Attributable to Unconsummated Acquisitions               -       (252,000)         -      2(d)     252,000               -
                                                    ------------    ------------ -----------         -----------    ------------
                             NET INCOME (LOSS)       $ 1,331,000     $ (535,000)  $(203,000)          $ (952,000)      $(358,000)
                                                    ============    ============ ===========         ===========    ============
BASIC AND DILUTED NET INCOME (LOSS) PER SHARE        $      0.03                                                          ($0.00)
                                                    ============                                                    ============
         WEIGHTED AVERAGE SHARES OUTSTANDING:
                            BASIC AND DILUTED         45,802,042                                                     120,802,042
                                                    ============                                                    ============

                        See notes to unaudited pro forma combined condensed statement of operations

                                                NELX, INC. AND SUBSIDIARIES
                                   UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                       May 28, 2001
                                                                                                                      Pro Forma
                                                         NELX            FSI          J & C           ADJUSTMENTS     TOTAL
                                                         ----            ----         -----           -----------     -----
Cash                                                  $ 1,056,000      $ (4,000)  $  (3,000)        $          -     $ 1,049,000
Accounts and Notes Receivable                             250,000        (3,000)     46,000     3(a)    (250,000)         43,000
Prepaid Expenses and Other Current Assets                       -             -      18,000                    -          18,000
                                                       ----------    ----------    --------          -----------      ----------
                               CURRENT ASSETS           1,306,000        (7,000)     61,000             (250,000)      1,110,000

Other Assets                                              121,000             -      13,000                    -         134,000
Intercompany Receivables                                        -       766,000           -     3(a)    (766,000)              -
                                                       -----------   ----------   ---------          -----------     -----------
                                 TOTAL ASSETS         $ 1,427,000     $ 759,000   $  74,000          $(1,016,000)    $ 1,244,000
                                                       ===========   ==========   =========          ===========     ===========

Short-Term Notes Payable                              $         -     $ 375,000   $ 435,000     3(a) $  (250,000)    $   560,000
Current Maturities of Long-Term Debt                            -        13,000     231,000                    -         244,000
Accounts Payable                                           24,000        26,000      47,000                    -          97,000
Accrued Liabilities                                        40,000       175,000      78,000                    -         293,000
                                                       ----------    ----------   ---------          -----------      ----------
                          CURRENT LIABILITIES              64,000       589,000     791,000             (250,000)      1,194,000

Long-Term Debt, less current maturities                         -        62,000   1,303,000     3(b)  (1,034,000)        331,000

Intercompany Payables                                           -             -     766,000     3(a)    (766,000)              -

Stockholders' Equity                                    1,363,000       108,000  (2,786,000)    3(b)   1,034,000        (281,000)
                                                       ----------    ----------   ----------        ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)  $ 1,427,000     $ 759,000   $  74,000          $(1,016,000)    $ 1,244,000
                                                       ==========    ==========   ==========        ============    ============

                             See notes to unaudited pro forma combined condensed balance sheet

                                                         E-2

                           NELX, INC. AND SUBSIDIARIES
                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                               FINANCAL STATEMENTS

Note 1 - Basis of Presentation

The accompanying pro forma combined condensed financial statements are presented to reflect the acquisition by NELX, of J&C and FSI, accounted for as a reverse acquisition, with each pre-acquisition operation of J&C and FSI becoming the ongoing operations of the combined entities. For accounting purposes, the acquisitions will be treated as a recapitalization effected by a reverse acquisition whereby NELX will be treated as the acquiree, and since NELX is predominantly a non-operating shell, the transaction under purchase accounting will not recognize goodwill.

The accompanying pro forma combined condensed balance sheet as of May 28, 2001 has been prepared to give effect to the acquisition by NELX of J&C and FSI. The accompanying pro forma combined condensed statement of operations combines the historical operations of NELX, J&C and FSI for the year ended May 28, 2001 as if the acquisitions had occurred at May 29, 2000.

Note 2 - Pro Forma Adjustments of Combined Condensed Statement of Operations

a) Operating expenses have been adjusted for the net effect of acquisition related costs that have been expensed in the financial statements of J&C and FSI prior to the acquisitions, and certain other contractual arrangements not reflected in the historical financial statements.

b) Other nonoperating income has been adjusted to eliminate the effect of certain non-recurring gains that are reflected in the historical financial statements of NELX from the sale of the Roane County, West Virginia oil field and from the sale of certain marketable securities held for investment.

c) Interest expense has been adjusted to give effect to projected interest expense based on the debt structure resulting from the acquisitions, whereby certain obligations of J&C and FSI were converted to NELX stock and other debt restructuring on a short and long term basis.

d) Costs attributable to unconsummated acquisitions reflected in the historical financial statements of FSI have been eliminated due to the non-recurring nature of this expense.

e) Income tax expense has not been reflected with respect to the financial statements of NELX due to previous net operating loss carryforwards available to offset current income. Deferred tax benefits arising from previous net operating loss carryforwards of NELX and FSI have been offset by valuation allowances for future benefit amounts due to the uncertainty of realizing such future tax benefits.

Note 3 -Pro Forma Adjustments of Combined Condensed Balance Sheet

a) Intercompany payables and receivables between J&C and FSI have been eliminated as well as a short-term loan in the amount of $250,000 from NELX to FSI prior to the merger.

b) Long-term debt has been adjusted to give effect to the conversion of certain debt obligations to common stock of NELX in the amount of $1,034,000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                          NELX, INC.
                                                         (Registrant)


DATED:   August 8, 2001                              BY:/s/John M. Jacobs
                                                          John M. Jacobs
                                                          President